EXHIBIT 99.1

BJ's Restaurants Opens in Colorado Springs, Colorado

HUNTINGTON BEACH, Calif., Aug. 31, 2010 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today announced the opening of its newest restaurant in Colorado Springs, CO on August 30, 2010. The new BJ's Restaurant and Brewhouse is located at the intersection of I-25 and N. Nevada Avenue in the University Village shopping center. The restaurant is approximately 8,000 square feet, contains seating for approximately 280 guests, and also features BJ's extensive menu including BJ's signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ's highly detailed, contemporary décor and unique video statement, including BJ's 103" plasma display as well as several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday, and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

"We are very excited to open our newest restaurant in Colorado Springs, which achieved solid opening-day sales in line with our expectations," commented Jerry Deitchle, Chairman and CEO. "Our Colorado Springs restaurant is our fourth restaurant in the state of Colorado, joining our three other successful restaurants in Aurora, Westminster and Boulder. To date, we have opened seven new restaurants during 2010. We currently expect to open as many as three more restaurants before the end of this year, thus achieving our previously stated expansion goal for 2010. Our next opening is currently planned in Sparks, NV before the end of our current third quarter, followed by expected openings in Puente Hills, CA and Houston, TX during our upcoming fourth quarter. Our new restaurant development pipeline for 2011 is firming up quite solidly at this point, and we will provide a more detailed update on expansion objectives for next year on our third quarter 2010 investor conference call in late October."

BJ's Restaurants, Inc. currently owns and operates 99 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrées and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (50), Texas (19), Arizona (6), Colorado (4), Oregon (2), Nevada (3), Florida (6), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, future guest traffic, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 50 of our current 99 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

CONTACT:  BJ's Restaurants, Inc.
          Greg Levin
          (714) 500-2400